UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)    June 26, 2013

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Shareholders Meeting of Hampton Roads Bankshares, Inc. (the “Company”) was held on June 26, 2013.  The following items were voted on by shareholders, with the following results:

1. The shareholders elected the following individuals to the Board of Directors for a term of one year each, expiring at the 2014 annual meeting:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James F. Burr	156,364,867	301,558	10,556,078
Patrick E. Corbin	156,446,329	220,096	10,556,078
Henry P. Custis, Jr.	156,091,656	574,769	10,556,078
Douglas J. Glenn	156,377,993	288,432	10,556,078
Robert B. Goldstein	156,148,648	517,777	10,556,078
Hal F. Goltz	156,146,773	519,652	10,556,078
Stephen J. Gurgovits	156,444,870	221,555	10,556,078
Charles M. Johnston	156,444,915	221,510	10,556,078
William A. Paulette	156,447,150	219,275	10,556,078
John S. Poelker	156,443,912	222,513	10,556,078
Billy G. Roughton	156,362,764	303,661	10,556,078

 2. The shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013.

Votes For	166,972,943
Votes Against	119,799
Abstain	139,761

3. The shareholders approved a proposal endorsing the compensation of the Company’s named executive officers as disclosed in the Company’s 2013 proxy statement.

Votes For	156,542,642
Votes Against	100,456
Abstain	23,327
Broker Non-Votes	10,566,078

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: July 1, 2013	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer